SHARE EXCHANGE AGREEMENT

This **SHARE EXCHANGE AGREEMENT** (the "**Agreement**"), 23rd, 2011, is made by and among (i) the shareholders of Mineseeker Operation British Virgin Islands ("**BVI**") company registered with number 1534995 whose Mill Mall Tower, Wickhams Cay 1 P.O. Box 4406, Road Town, Tortola VG 1110 ("**Mineseeker**") and whose names are set out in Part 1 of Exhibit A (each such **Major Shareholder**" and collectively, the "**MS Major Shareholders**"), (ii) Jeffr Acorn Lane, Hilton Head Island, South Carolina, 29928 ("**JRD**"), (iii) Minesee Solutions, Inc., a Nevada corporation with an entity number of C1401-1991 and number of NV19911015732 and whose registered office is c/o Cane Clark Agenc Springs Road, Las Vegas, Nevada 89120 ("**NHS**"). The above referenced person collectively referred to herein as a "Party" or as "Parties".

W I T N E S S E T H:

WHEREAS, all of the registered shareholders of Mineseeker Agreement are set out in Part 2 of Exhibit A (each such shareholder, an "M collectively, the "**MS Shareholders**");

WHEREAS, each of the MS Major Shareholders are the Mineseeker, and, accordingly, only the MS Major Shareholders are a party to this remaining MS Shareholders (each a "**Remaining MS Shareholder**" and together **Shareholders**") are not a party to this Agreement and accordingly no Remain have any obligation or liability under this Agreement but shall only accrue Agreement to the extent they comply with Section 1.1(a)(ii) below;

WHEREAS, each of the MS Shareholders desires to transfer and his or her shares of common stock in the share capital of Mineseeker (collectiv **Shares**"), as set forth in Part 2 of Exhibit A attached hereto, in exchange for tha common stock of NHS, par value $.001 per share, set forth opposite their respecti Exhibit A (collectively, the "**NHS Common Shares**" or "**NHS Shares**");

WHEREAS, Mike Kendrick, an MS Major Shareholder ("**MK** valuable services to NHS following the consummation of the transactions contem accordingly, wishes to receive that number of NHS Common Shares set forth opp 2 of Exhibit A attached hereto;

WHEREAS, NHS desires to acquire the Mineseeker Shares fr Shareholders in exchange for the issuance and delivery to the MS Shareholde allocations of the NHS Common Shares as set out in Part 2 of Exhibit A; and

WHEREAS, JRD is the sole Director and Officer of NHS befor transactions contemplated hereunder and, following the consummation contemplated hereunder will be providing valuable services to NHS and, accordi that number of NHS Common Shares set forth opposite his name on Part 2 hereto.

NOW, THEREFORE, in consideration of the premises and m agreements set forth herein, and for other good and valuable consideration, the r

of which are hereby mutually acknowledged, the parties hereto agree as follo

SECTION I

PURCHASE AND SALE OF SHARES

1.1 Transfer of Shares. Subject to the terms and conditio reliance upon the representations and warranties set forth herein, at or hereinafter defined) (a) each of the MS Major Shareholders will (i) deliver t Shares set forth opposite such MS Major Shareholder's name on Part 2 of Ex NHS, and (ii) ensure that each MS Remaining Shareholder will deliver th Shares set forth opposite such MS Remaining Shareholder's name on Part hereto to NHS, and (b) NHS will deliver to each of the MS Shareholders that Shares set forth opposite such MS Shareholder's name on Part 2 of Exhibit A a

1.2 Deliveries at Closing. In order to effectuate the t herein, at the closing of the transaction described in Section 1.1 above, whi upon the consummation of the deliveries set forth as follows (the "Closing"):

(i) Each of the MS Shareholders, or a duly authorized repre NHS one or more certificate(s) representing the number of Mineseeker Share such MS Shareholder as set forth on Part 2 of Exhibit A attached hereto, tog with respect to such Mineseeker Shares duly executed by or on behalf of such of NHS PROVIDED THAT each of the parties to the Agreement acknow effect the legal and valid transfer of the Mineseeker Shares to NHS various be completed ("BVI Law Transfer Formalities"), and to the extent that completed as at Closing the Parties hereto shall use their respective best effor Transfer Formalities as soon as practicable after Closing and, in any event, w Closing;

(ii) NHS is either (A) delivering to each of the MS Share duly authorized representatives, a certificate representing the number of du fully paid up NHS Shares equal to the number of NHS Shares set forth opposi on Part 2 of Exhibit A attached hereto or (B) arranging for the transfer agent in the name of each MS Shareholder and JRD that number of duly issued an equal to the number of NHS Shares set forth opposite each such Party's nam attached hereto;

(iii) Each of JRD, MK, Mark Dorey, Edward Cross and appointed as the only directors of NHS.

SECTION II

REPRESENTATIONS AND WARRANTIES OF THE MS SHAR

As a material inducement to the other Parties hereto, each severally and not jointly, represents and warrants to the other Parties here himself or herself as follows that as at the date hereof:

2.1 Legal Age; Legally Competent. Such MS Major Shar
execute and perform this Agreement and is legally competent to do so. Suc
does not have any direct or indirect interest in any other business, organi
competitive with the intended business of NHS and Mineseeker. Mine
subsidiaries: Mineseeker Operations UK Ltd. ("MOUK") and Mineseeker Op
collectively with Mineseeker and MOUK, the "Mineseeker Entities") are t
which the MS Shareholders conduct their business with respect to the landmi
all related and affiliated businesses and prospects.

2.2 Ownership of the Mineseeker Shares. Such MS M
registered owner of the number of Mineseeker Shares set forth opposite his
Exhibit A attached hereto and has full power and legal right to transfer such M
pursuant to the provisions of this Agreement. Such Mineseeker Shares set
name on Part 2 of Exhibit A attached hereto constitute the only shares of cap
owned by such MS Major Shareholder and the MS Major Shareholder has
right, warrant or any other legal or equitable claim of any nature whatsoever
stock of Mineseeker. To the best of such MS Major Shareholder's act
("Knowledge"), (A) each Remaining MS Shareholder is the registered o
Mineseeker Shares set forth opposite his or her name on Part 2 of Exhibit A at
power and legal right to transfer such Mineseeker Shares to NHS pursuant
Agreement and (B) such Mineseeker Shares set forth opposite each Remaining
2 of Exhibit A attached hereto constitute the only shares of capital stock of M
Remaining MS Shareholders and the Remaining MS Shareholders have no
rights, warrants or any other legal or equitable claims of any nature whatsc
capital stock of Mineseeker.

2.3 No Liens, Claims or Encumbrances. Upon the consumm
contemplated hereby and completion of all of the BVI Law Transfer Formali
and marketable title to the Mineseeker Shares owned by each such MS Ma
Remaining MS Shareholder, free and clear of any liens, claims or encumbra
does not create any such liens, claims or encumbrances following consumm
contemplated hereby).

2.4 Enforceability, No Conflicts. This Agreement constitu
obligation of each such MS Major Shareholder, enforceable against such M
accordance with its terms, subject to applicable bankruptcy, insolvency, reorga
similar laws of general application relating to or affecting enforcement of credi
general principles of equity. The execution, delivery and performance by
Shareholder of this Agreement will not violate, conflict with or cause any br
law, rule, regulation, order, writ, injunction or decree to which such MS Majo
or any agreement or instrument to which such MS Major Shareholder is a party

2.5 Consents. Save for completion of all of the BVI Law
accordance with Section 1.2 above, no consent, approval or authorization
registration or filing with any governmental or regulatory authority or other t
been obtained or made by such MS Major Shareholder on or before the da
connection with the execution and delivery by such MS Major Shareholder
consummation by such MS Major Shareholder of the transactions contempla
such MS Major Shareholder's Knowledge, with respect to the valid transfer o

held by the Remaining MS Shareholders as contemplated hereunder.

2.6 Broker's Fee. Such MS Major Shareholder has not, an Shareholder's Knowledge no Remaining MS Shareholders has, retained any bro agreed to pay any brokerage fee, finder's fee or commission with respe contemplated by this Agreement.

2.7 Minesseeker Representations and Warranties. To the be Shareholder's Knowledge, each of the representations and warranties made by IV below are true and correct as of the date of this Agreement.

2.8 Investment Purpose. Each MS Major Shareholder is acq for investment for such MS Major Shareholder's own account only and not with in connection with any "distribution" thereof within the meaning of the Sec amended (the "**Securities Act**"). To such MS Major Shareholder's Knowledge Shareholder is acquiring the NHS Shares for investment for such Remaining account only and not with a view to, or for resale in connection with, any "distr the meaning of the Securities Act. Each MS Major Shareholder agrees to sp Remaining MS Shareholder of this Section 2.8 and the following Section 2.9.

2.9 Restricted Securities. Such MS Major Shareholder acknow the NHS Shares constitute "restricted securities" under the Securities Act and ha under the Securities Act in reliance upon a specific exemption therefrom, whi upon, among other things, the bona fide nature of such MS Major Shareholde expressed herein. Such MS Major Shareholder further understands that the NH unless they are subsequently registered under the Securities Act or an exemption is available. Such MS Major Shareholder further acknowledges and understand obligation to register the NHS Shares. Such MS Major Shareholder understand evidencing NHS Shares will be imprinted with a legend which prohibits the trans unless they are registered or such registration is not required in the opinion of NHS and any other legend required under applicable state securities laws.

SECTION III
NHS'S REPRESENTATIONS AND WARRANTIES

As a material inducement to the other Parties hereto, NHS repr follows that as at the date hereof:

3.1 Corporate Status. NHS is a corporation duly organized, good standing under the laws of the State of Nevada and is in good standing wit Government taxation authorities and any other State of Government body or whether necessary to carry on business or otherwise and furthermore to issues NHS as contemplated by this transaction. Upon completion of this transaction, a best endeavors to get NHS current with all regulatory filings including the reporting companies by the United States Securities and Exchange Commission (

3.2 No Assets. As of the date hereof, NHS does not hold any have a value in excess of US $500.

3.3 Authorization. The execution, delivery and performan

(including the issuance of NHS stock) by NHS has been duly authorized by
action on the part of NHS.

3.4 Enforceability, No Conflicts. This Agreement constitu
obligation of NHS, enforceable against NHS in accordance with its terms
bankruptcy, insolvency, reorganization, moratorium and similar laws of genera
or affecting enforcement of creditors' rights generally and general principles of
delivery and performance by NHS of this Agreement will not violate, conflict w
of the terms of any law, rule, regulation, order, writ, injunction or decree to w
any agreement or instrument to which NHS is a party or by which NHS may be

3.5 Consents. No consent, approval or authorization of
registration or filing with, any governmental or regulatory authority or other th
been obtained or made by NHS on or before the date hereof is required
execution and delivery by NHS of this Agreement or the consummation by N
contemplated hereby.

3.6 Broker's Fee. NHS has not retained any broker, finder or
any brokerage fee, finder's fee or commission with respect to the transaction
Agreement.

3.7 No liens, Claims or Encumbrances. Upon the consumma
contemplated hereby, each MS Shareholder will have good and marketable tit
Shares set opposite the name of each such MS Shareholder free and clear
encumbrances and such shares will be fully paid.

3.8 Capitalization of NHS.

(i) The details relating to NHS set out in Exhibit B ar

(ii) NHS is authorized to issue 750,000,000 shares
value $.001 per share; upon Closing of this transaction, when the Article
with the Nevada Secretary of State office, the authorized share cou
500,000,000 shares of common stock. NHS is authorized to issue
common stock, par value $.001 per share. 450,000,000 issued i
abandoned transaction with Centacom Holding Corporation are in the p
after which, 49,855,401 will be issued and outstanding on the date hereo
Common Shares there are no other classes of capital stock of NHS.

(iii) Subject to consummation in full of this Agreem
table set forth on Schedule 3.8 will be true and correct immediately after
transactions contemplated by this Agreement.

(iv) Other than this Agreement, there are no optio
warrants or any other legal or equitable claim of any nature whats
outstanding with respect the capital stock of NHS as of the date hereof, a

(v) All the issued shares of capital stock of NHS have
are validly issued, non-assessable, and are fully paid except for those sh
stock issued in connection with the abandoned transaction with Centacom

(vi) NHS does not directly or indirectly own shares
any other entity.

(vii) NHS has only one director, being JRD.

(viii) NHS has not granted any encumbrance, charge
its assets.

(ix) NHS does not have any employees or consultan
have any liability to make any payments to any former employees or con

(x) NHS has no liability to make any payments to any
schemes for the benefit of past, present or future employees.

3.9 Liabilities. NHS has given Mineseeker evidence of
liabilities to Mineseeker and further a financial audit is to be completed within
of this transaction.

3.10 Litigation. Except for threatened legal action arising
abandoned transaction with Centacom Holding Corporation, there is no action,
or investigation pending or, to the best of the NHS's knowledge, affecting
director of NHS concerning NHS or any such officer's or director's service to N
There are no actual or pending disputes involving NHS.

3.12 Existing Contracts. NHS has no existing contracts or com
or written, including but not limited to contacts of employment, consultan
property purchase, profit sharing, pension, commissions, or licenses.

3.13 Environmental Matters. NHS has not conducted any busi
have created any current liabilities or obligations of the Company under any
other laws or regulations in the United States or elsewhere.

3.14 Guarantees and Sureties. NHS has no powers of attorn
obligations or liabilities (absolute or contingent) as guarantor, surety, consigner
or otherwise respecting the obligations or liabilities of any person, corporat
venture, association, organization, or other entity.

3.15 Bank Accounts. Other than NHS's checking account with
has no bank account, borrowings, credit line or other such banking of financin
indebtedness with any party.

3.16 Government Approvals. There has been no actions taken
entered, enacted, promulgated, issued or deemed applicable to this Agreem
governmental entity and there is not any pending action, suit or proceeding by
against JRD or NHS that is likely to (i) render the MS Shareholders unable to a
consideration for the transfer of their shares in MS to NHS, (ii) impose any mate
ability to exercise full rights of ownership of said Shares, (iii) limit or prohibi
direct or indirect ownership or operation of NHS's business or assets, (iv) o
Shareholders to pay material damages in connection with this Agreement, or
NHS or its ability to conduct its business as currently intended by the Parties.

3.17 No Restraints. There has been no law or order enacted, pro by any applicable governmental entity of competent jurisdiction that enjoins, or this Agreement and/or the continuation of business by NHS as currently intended

3.18 Consents. NHS has received all third party consents tha terms of any applicable contracts, or legislation, or does hereby confirm that required.

3.19 No Material Adverse Effect. No event or events have occu past operations of NHS, are reasonably likely to occur, individually or in aggrega material adverse effect on NHS, its business, properties, assets, or shares, or on th

SECTION IV
MINESEEKER REPRESENTATIONS AND WARRANTIES

As a material inducement to the other Parties hereto, Mines warrants as follows that as at the date hereof:

4.1 Corporate Status. Mineseeker is a limited company du existing and in good standing under the laws of the British Virgin Islands.

4.2 No Assets. Except as set forth on Schedule 4.2, as of the da does not hold any material assets.

4.3 Authorization. The execution, delivery and performance Mineseeker has been duly authorized by all necessary company action on the part

4.4 Enforceability, No Conflicts. This Agreement constitutes obligation of Mineseeker, enforceable against Mineseeker in accordance with applicable bankruptcy, insolvency, reorganization, moratorium and similar laws o relating to or affecting enforcement of creditors' rights generally and general prin execution, delivery and performance by Mineseeker of this Agreement will not vi cause any breach of the terms of any law, rule, regulation, order, writ, injunctio Mineseeker is subject, or any agreement or instrument to which Mineseeker is Mineseeker may be bound.

4.5 Consents. Save for completion of the BVI Law Transfer Fo approval or authorization of, or exemption by, or registration or filing with, regulatory authority or other third party which has not been obtained or made before the date hereof is required in connection with the execution and delivery b Agreement or the consummation by Mineseeker of the transaction contemplated h

4.6 Broker's Fee. Mineseeker has not retained any broker, find to pay any brokerage fee, finder's fee or commission with respect to the transact this Agreement.

4.7 Capitalization of Mineseeker.

(i) The Mineseeker Shares set forth on Part 2 of Exhi
constitute all of the shares of capital stock of Mineseeker;

(ii) Other than this Agreement and except as set forth in S
no options, contracts, rights, warrants or any other legal or equitable
whatsoever outstanding with respect the capital stock of Mineseeker;

(iii) Upon the Closing and subject to completion of th
Formalities Mineseeker will be a wholly-owned subsidiary of NHS;

(iv) All the issued shares of capital stock of Minese
authorized, are validly issued and are fully paid and non-assessable;

(v) Mineseeker owns all of the capital stock of each of
there are no options, contracts, rights, warrants or any other legal or e
nature whatsoever outstanding with respect the capital stock of either suc

(vi) Other than its interests in MOUK and MOI, Mineseek
indirectly own shares or any other interest in any other entity; and

(vii) The Mineseeker Entities constitute the exclusive
Mineseeker conducts its landmine detection solution and all related and
and prospects.

4.8 Liabilities. Mineseeker has given NHS evidence of any and
to Mineseeker and further a financial audit is to be completed within 75 days
transaction.

4.9 Litigation. There is no action, suit, claim, proceeding or in
to the best of the executive officers of Mineseeker's knowledge, affecting Mines
director of Mineseeker concerning Mineseeker or any such officer's or director's
at law or in equity.

SECTION V

JRD REPRESENTATIONS AND WARRANTIES

As a material inducement to the other parties hereto, JRD represe
other parties hereto as follows that as at the date hereof:

5.1 Legal Age; Legally Competent. JRD is of legal age to exe
Agreement and is legally competent to do so. JRD does not have any direct or i
other business, organization or entity which is competitive with the intended
Mineseeker.

5.2 Enforceability; No Conflicts. This Agreement constitute
obligation of JRD, enforceable against JRD in accordance with its terms,
bankruptcy, insolvency, reorganization, moratorium and similar laws of general
or affecting enforcement of creditors' rights generally and general principles of e
delivery and performance by JRD of this Agreement will not violate, conflict wit

of the terms of any law, rule, regulation, order, writ, injunction or decree to
any agreement or instrument to which JRD is a party.

5.3 Consents. No consent, approval or authorization o
registration or filing with, any governmental or regulatory authority or other t
been obtained or made by JRD on or before the date hereof is required in conne
and delivery by JRD of this Agreement or the consummation by JRD of the tr
hereby.

5.4 Broker's Fee. JRD has not retained any broker, finder o
any brokerage fee, finder's fee or commission with respect to the transactio
Agreement.

5.5 NHS Representations and Warranties. To the best of JR
the representations and warranties made by NHS in Section III above are true a
of this Agreement.

5.6 Investment Purpose. JRD is aware of NHS's busine
condition and has acquired sufficient information about NHS to reach an infor
decision to acquire the NHS Shares. JRD is acquiring the NHS Shares for in
account only and not with a view to, or for resale in connection with, any "dis
the meaning of the Securities Act.

5.7 Restricted Securities. JRD acknowledges and agrees
constitute "restricted securities" under the Securities Act and have not bee
Securities Act in reliance upon a specific exemption therefrom, which exemptio
other things, the bona fide nature of JRD's investment intent as express
understands that the NHS Shares must be held unless they are subsequent
Securities Act or an exemption from such registration is available. JRD fu
understands that NHS is under no obligation to register the NHS Shares. JR
certificate(s) evidencing NHS Shares will be imprinted with a legend which pro
NHS Shares unless they are registered or such registration is not required in
satisfactory to NHS and any other legend required under applicable state securit

SECTION VI
SURVIVAL OF REPRESENTATIONS AND
WARRANTIES; INDEMNIFICATION

6.1 Survival of Representations and Warranties. The respect
warranties of each Party contained in this Agreement shall survive until th
anniversary of the Closing.

6.2 Indemnification. Each of the Parties hereto, individually
to indemnify and hold each other Party harmless from and against all dama
(including, without limitation, reasonable attorneys' fees) suffered or paid, d
such other Party arising out of the failure of any representation or warranty ma
Agreement to be true and correct in all material respects as of the da
Notwithstanding the foregoing, no Party hereto shall be liable to any or all ot
amount that exceeds US$ 150,000 (the "Indemnity Cap") and no Party may bri
against any other Party hereto unless such claim reasonably seeks damages in

(the "**Deductible**"), in which case only the amount in excess of the Deducti Indemnity Cap) shall be recoverable. For the avoidance of doubt, the Indemnit shall apply both to claims brought by third parties arising out of this Agreemer the Parties hereto against any other Party hereto arising out of this Agreement.

In addition to the foregoing, no claim shall be made by any Pa other Party hereto and no Party shall have any liability to any other Party un respect of any matter or liability:

(i) paid or satisfied on or before Closing;

(ii) disclosed or referred to anywhere in this Agreement Exhibits or Schedules attached hereto);

(iii) if it would not have arisen but for the negligent act misconduct of the Party bringing such claim (or any member of such Pa their respective directors, employees or agents);

(iv) to the extent that it arises or is materially increase otherwise primarily attributable to any change in or introduction of new la rates of tax, or any change or withdrawal by any authority of any publ practice; in each case announced or taking effect after Closing; or

(v) to the extent that the loss or liability: (A) is recovera insurance or otherwise at no cost to the Party seeking recovery; or (B) i third party.

SECTION VII
MISCELLANEOUS

7.1 Entire Agreement. This Agreement and any documents defined pursuant to this Agreement sets forth the entire agreement of the Parties the subject matter hereof and supersedes any and all prior agreements between the oral, with respect to the subject matter hereof.

7.2 Amendment and Waiver. This Agreement may not be ame the provisions hereof be waived orally. To be effective, any amendment to this A writing and signed by all of the Parties hereto. To be effective, any waiver of an this Agreement shall be in writing and signed by the Party to be charged and then effective only to the extent specifically set forth in such writing.

7.3 Further Assurances. Concurrently with the execution of th any time and from time to time thereafter, the Parties shall execute and deliver instruments and documents and take all further actions that may be necessary or enable the Parties to exercise and enforce their rights and remedies hereunder.

7.4 Governing Law. This Agreement and the rights and oblig hereunder shall be governed by, construed and enforced in accordance with the Florida without reference to the choice of law provisions thereof which woul

applying the substantive law of any other jurisdiction.

7.5 Expenses. Each of the Parties hereto shall bear its c
incurred in connection with the transactions contemplated hereby.

7.6 No Third Party Beneficiaries. Each of the Parties h
Agreement shall not benefit or be enforceable by any person other than (i) the P
Remaining MS Shareholders to the extent they comply with Section 1.1(a)(
successors.

7.7 No Assignment; Binding Effect. This Agreement and th
of the Parties hereto may not be assigned. This Agreement shall be binding up
benefit of the Parties hereto and their respective successors.

7.8 Severability. If any provision of this Agreement is hel
invalid under applicable law in any jurisdiction, such provision shall be ineffec
such prohibition or invalidity, without invalidating any other provisions of this

7.9 Counterparts. This Agreement may be executed in on
each of which when so executed and delivered shall be an original, but all
constitute one and the same instrument.

7.10 Headings. The headings in this Agreement are inser
reference only and shall not affect the interpretation of this Agreement.

7.11 Opportunity to Consult Attorney. Each of the Parties
she has given a reasonable opportunity to discuss this Agreement with an atto
her choice, such Party has carefully read this Agreement and fully understan
Agreement and such Party is entering into this Agreement knowingly, voluntar
free will.

7.12 Notices. All notices and other communications hereunde
shall be deemed given on (i) the date of delivery, if delivered personally or
service, or (ii) on the date of confirmation of receipt (or the next Busin
confirmation of receipt is not a Business Day), if sent via facsimile (with con
the Parties hereto at address at the head of this Agreement (or at such other ad
be specified by like notice).

7.13 Remedies Cumulative. Except as otherwise provide
remedies herein expressly conferred upon a Party hereto shall be deemed c
exclusive of any other remedy conferred hereby, or by law or equity upon suc
by a Party hereto of any one remedy shall not preclude the exercise of any othe
this Agreement shall be deemed a waiver by any Party of any right to s
injunctive relief. The Parties hereto agree that irreparable damage would occu
the provisions of this Agreement were not performed in accordance with the
otherwise breached. It is accordingly agreed that the Parties shall be entitled
injunctions to prevent breaches of this Agreement and to enforce specifically
hereof in any court of the United States or any state having jurisdiction, this
other remedy to which they are entitled at law or in equity.

IN WITNESS WHEREOF, the parties have executed and

Agreement as of the day and year first above written.

Mineseeker Operations Overseas

By: ______________________

Name: Mike Kendrick

Title: Chairman

NHS Health Solutions, Inc.

By: ______________________

Name: Jeffrey R. D.

Title: CEO

Jeffre

Exhibit A

Part 1 – MS Major Shareholders

1. Mike Kendrick.
2. Mark Dorey.

Part 2 – MS Shareholders and issue of shares/stock

MS Shareholder Name	Mineseeker Shares being sold	NHS Common Shares
Mike Kendrick	752,500	165500000
Mark Dorey	187,500	37500000
Mineseeker Management	132,500	26500000
Graham Miller	15,000	3000000

<u>**Exhibit B**</u>

NHS Corporate Details

Name:	NHS Health Solutions, Inc.
Entity and business ID number:	• C1401-1991 • NV19911015732
Registered office:	c/o Cane Clark Agency LLC, 3273 E. Warm Springs Road, Las Vegas, Nevada 89120
Authorized share capital	500,000,000 shares of common stock
Registered Charges	None.

Schedule 3.8

Post-Close cap table

Shareholder Name	NHS Common Shares
Mike Kendrick	165500000
Mark Dorey	37500000
Mineseeker Management	26500000
Graham Miller	3000000
Bucket Story	10000000
Jeff DiGenova	15000000
Free Trading Shares	49855401
Total	307355401

NHS is authorized to issue 750,000,000 shares of common stock, par value $.0
Closing of this transaction, when the necessary Articles of Exchange are file
Secretary of State office, the authorized share count will be lowered to 500,000,00
stock. 450,000,000 originating from the abandoned transaction with Centacorn
are in the process of being retired; after which, 49,855,401 will be issued and outs
hereof. For the additional 49,855,401 NHS Shares outstanding, please see the attac
by ClearTrust LLC.

Schedule 4.2

Mineseeker assets

1. Mineseeker is the legal owner of shares in the capital of Mineseeker Operations U

2. Mineseeker is the legal owner of shares in the capital of Mineseeker Operations In

3. Mineseeker Operations UK Lts is the legal owner of shares in the capital of A Southern Africa Ltd.

4. Minseeker Operations UK Limited has a number of assets which will be detailed financials of Mineseeker, scheduled to be finalized and completed within 75 days o of this transaction.